EXHIBIT 10.13

                           WIEN GROUP, INC. LETTERHEAD


October 22, 2002

J. David Gowdy,  President & CEO
Freedom Oil & Gas,  Inc.
57 West South  Temple, Suite 300
Salt Lake City, UT 84101

Re: Non-Exclusive  Engagement as Placement Agent,  Corporate Finance Advisor and
    Investment Banker

Mr. Gowdy:

This engagement letter ("Engagement Letter") confirms the engagement ("Engagement") of Wien Group, Inc. ("Wien") by Freedom Oil & Gas, Inc. and its affiliate companies (the "Client" or the "Company"), on a nonexclusive basis, to act as placement agent, corporate finance advisor and investment banker in connection with the following on behalf of the Company:

o    representing   the  Company  with  regard  to  introductions  to  strategic
     partners,  financial  institutions,   accredited  investors  and  potential
     clients;

o    arranging financing for the Company's operations and expansion;

o assisting the Company and management with ongoing issues regarding its operations as a public company, and

o providing financial advisory services, including without limitation advice regarding potential acquisitions or mergers.

1. NON-EXCLUSIVE AUTHORITY

During the Engagement Period (as hereinafter defined), Client shall appoint Wien and such other broker/dealers as Wien may recommend and Client may approve to participate in obtaining financing for Client as a participant in a joint underwriting or syndication led by Wien, provided that the total amount of compensation and expenses payable by Client under this Engagement shall not be increased by reason of any such joint underwriting or syndication. During the Engagement Period, Wien's Authority shall be deemed non-exclusive and Client shall retain the right to appoint others to work on its behalf.


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                                                                   EXHIBIT 10.13

2.   ENGAGEMENT PERIOD

The Engagement hereunder shall become effective on the date the Client executes and delivers this letter to Wien (the "Commencement Date") and shall expire, unless extended by mutual agreement of the parties hereto, one (1) year after the Commencement Date (the" Termination Date"). The period from the Commencement Date to the Termination Date is sometimes hereinafter referred to as the "Engagement Period." Unless this Engagement is extended by the mutual, written agreement of the Parties, upon expiration of the Engagement Period all obligations of Wien under this Engagement Letter shall terminate.

3.   WIEN SERVICES

Effective as of the Commencement Date, Client acknowledges that it has engaged Wien for the Engagement Period, pursuant to the terms of this Engagement Letter, as its non-exclusive adviser and agent with respect to structuring, issuing and marketing the securities of Client and providing strategic consulting and financial advisory services to Client (the "Transaction"). Wien, and any other person, firm, or company recommended by Wien and. approved by Client in writing in advance, will use reasonable good faith efforts to perform or cause to be performed the following services (collectively the "Services"):

o perform such due diligence with respect to the revenue streams, the parties to the Transaction and such other matters as Wien may deem reasonably necessary in connection with the Transaction,

o cooperate and work with Client and Client's legal counsel, accountants, appraisers and other expenses and agents, if any, in connection with the Transaction(s);

o arrange a bridge loan in an approximate amount of $500,000 to cover Client's initial costs 'and to provide Client with working capital on terms and conditions acceptable to and approved by Client.

o prepare a Private Placement Memorandum, subject to the review of Client's legal counsel, in an approximate amount of $1,500,000 with terms and conditions acceptable to and approved by Client, and place the securities offered by Client with qualified investors;

o prepare a "follow-on" or other offering of Client's registered securities in an approximate amount of $10,000,000, with terms and conditions acceptable to and approved by Client, and place the securities offered by Client with qualified investors;

o qualify investors to review information, research and support compiled by Wien with respect to each Transaction and Client (the "Due Diligence Package");


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                                                                   EXHIBIT 10.13

o prepare Due Diligence Packages for qualified investors in each Transaction, subject to review by Client's legal counsel, and oversee investor due diligence review; and

o use its good faith efforts to facilitate and oversee the structuring, issuing and marketing of the securities of Client and the distribution of information regarding Client through Wien's network of accredited and institutional investors or, with the Client's prior consent, by such other means as Wien deems appropriate, subject to the provisions of this Engagement Letter and applicable laws.

Wien shall have the right of first refusal during the Engagement Period and, subject to completion of a Transaction during the Engagement Period and approval of Wien's Underwriting Commitment Committee, for a period of one additional year after the Engagement Period to act as Client's lead manager or non-exclusive placement agent in connection with any underwritten debt, equity public offering or any other financing that may be undertaken by Client, on the same terms and conditions as set forth in this Engagement Letter. Wien shall also have the right of first refusal to re-finance any of these Transactions up to eighteen
(18) months after each Transaction's maturity. Any such financing shall be subject to among other things the following conditions:

o    satisfactory completion of due diligence;

o    satisfactory market conditions;

o    the absence of adverse changes to Client's business or financial condition.

If Wien does not agree in writing to act as the Client's lead manager or non-exclusive placement agent as referred to in this paragraph within three weeks of the date of a written request made by Client confirming that the above conditions have been satisfied with respect to the financing requested, then Client shall be free to engage any other person, firm or company to act as its lead manager or placement agent in connection with such financing.

4.   CLIENT OBLIGATIONS

Client acknowledges and agrees that it shall perform the following undertakings and agreements in connection with the Engagement:

o make available or cause to be made available to Wien, at Client's expense, all documents, agreements, and other information, in hard copy and database form, which in Wien's reasonable Judgment may be necessary for the proper performance of due diligence in connection with or the completion of any Transaction,

o promptly advise Wien in writing if Client accepts an offer for alternative financing in connection with, or otherwise determines not to proceed with any of the Services or Transactions to be performed by Wien under this Engagement Letter, whereupon Wien shall cease its


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                                                                   EXHIBIT 10.13

     marketing and sales efforts on and be released from its obligations to complete such financing or Transaction;

o cooperate fully with Wien in connection with Wien's due diligence reviews and provide Wien with such information in connection with each Transaction as Wien may reasonably request. Client shall use its reasonable best efforts to provide information to Wien that is accurate and complete in all material respects. Wien shall be entitled to rely upon information provided by Client without independent verification and, subject to the final approval of Client, may include all or any portions of such information in any marketing, issuance or offering documents with respect to Client's securities;

o negotiate in good faith and, subject to said negotiations, enter into all documentation reasonably necessary to complete the Transaction(s);

o reimburse Wien on a current basis for pre-approved out-of-pocket expenses, including but not limited to travel, printing and other out-of-pocket costs directly associated with the Transaction(s);

o approve and retain mutually acceptable sub-contractors (hat are wholly necessary and appropriate to perform some or all of the due diligence or other Services, including without limitation such Transaction counsel and Issuer's, Wien's or investors' counsel as Wien may reasonably determine to be necessary to properly perform the Services (the "Sub-Contractors"); and

o pay on a current basis all pre-approved fees and expenses incurred by any Sub-Contractor.

5.   FEES

As compensation for and subject to Wien's performance of all of the Services in connection with each Transaction, Client shall pay to Wien:

o a retainer of $5,000 (five thousand dollars) to cover initial processing costs, including commencement of comprehensive due diligence.

o for Senior Debt, a fee equal to six percent (6%) of the aggregate amount of the Senior Debt issued by Client and placed by Wien, payable from the proceeds of the Senior Debt;

o for equity, or any other non-investment grade securities, a fee equal to five percent (5%) of the aggregate principal amount of equity, or any other non-investment grade securities issued by Client and placed by Wien, payable from the proceeds of such placement;


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                                                                   EXHIBIT 10.13

o for investment grade securities, a fee equal to seven percent (7%) of the aggregate amount of investment grade securities issued by Client and placed by Wien, payable from tile proceeds of such placement;

o for Merger & Acquisition and other investment banking advisory services, a fee equal to those fees standard and customary in the investment banking industry for such services.

The Parties acknowledge that if the Transaction does not occur because of the Client's failure or refusal to perform its obligations under this Engagement Letter, Client shall be liable for all out-of-pocket expenses incurred by Wien or any Subcontractor prior to termination of the Transaction by Client together with any reasonably necessary "winding up" expenses incurred by Wien or any Subcontractor within thirty (30) days after the Termination Date;

Wien shall not enter into any agreement, written or oral, with any third party with respect to any Transaction without prior notice to Client and without affording Client the opportunity to advise Wien whether Client believes that it may be unable to perform any of its obligations in this Engagement Letter on or prior to the proposed closing date. Client agrees to use its reasonable best efforts to perform the undertakings, agreements and covenants contained in this Engagement Letter;

6.   MODIFICATION OF AGREEMENT

This Engagement Letter contains the entire agreement between the Parties and may be modified only by a writing signed by each of the Parties.

7.   MUTUAL INDEMNIFICATION

Client and Wien each agree to indemnify and hold harmless the other Party, its parent, affiliates, directors, officers, controlling persons, agents, employees and attorneys (hereinafter an "Indemnified Party") from and against all claims, liabilities, losses, damages, proceedings or actions related to or arising out of any breach of its obligations pursuant to this Engagement Letter, and to reimburse each Indemnified Party for all proper and reasonable costs and expenses, including counsel fees, in connection with investigating, preparing for and defending any such claim, proceeding or action whether pending or threatened. Neither Client nor Wien shall, however, be responsible for any, claims, liabilities, losses, damages or expenses which are judicially determined by final order, without any further right to appeal to have resulted primarily from the negligence, misconduct, failure or omission to act of the Indemnified Party.

The rights to indemnification under the foregoing shall be in addition to any other rights which Client, Wien or any other Indemnified Party may have, and shall apply whether or not Client, Wien or any other Indemnified Party is named or threatened to be named as a party in any action, suit or proceeding, brought or to be brought.


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                                                                   EXHIBIT 10.13

8.   NOTICES

All notices between the Parties shall be in writing and any notice shall be deemed to be delivered on receipt if sent by registered or certified mail, return receipt requested, postage pre-paid, or by a recognized overnight courier, and addressed to the attention of the individual named in the letterhead and salutation of this Engagement Letter, or such other person and address as may be designated from time to time by written notice from such Party.

9.   GOVERNING LAW

This Engagement Letter shall be interpreted under and governed by the laws of the State of New York.

10.  AUTHORITY

Each of Client and Wien represents and warrants to the other that its entry into and delivery of this Engagement Letter has been duly authorized by all corporate or other requisite action, and that it is duly authorized to execute and perform its obligations under this Engagement Letter.

11.  CONFIDENTIALITY

Each of the Client and Wien, on its own behalf and on behalf of its parent, affiliates, shareholders, officers, employees and agents, hereby acknowledges that the form and content of this Engagement Letter and the form, content and financial terms of all documents, instruments and other materials which may become available to it during the course of and with respect to the Transaction(s) (collectively, the "Materials") are confidential and such Materials, or any portion thereof, and the contents and substance thereof, may not be disseminated, distributed, discussed or otherwise made available to any person other than the Client and Wien without the express prior written approval of the other party. In addition, each of Client and Wien shall not (except as required by applicable law, regulation or judicial order) publicly disclose or advertise any aspect of this transaction including, without limitation, identifying the marketing agent or terms of a Transaction without the prior written approval of the other party. Each of the Client and Wien, acknowledges that a breach of this provision shall cause irreparable harm to the other party that remedies at law may be inadequate to redress and that Wien and Client, as the case may be, will be entitled to injunctive or similar equitable relief against the other party.

This confidentiality agreement shall not apply to the distribution of Materials by Client or Wien to its lawyers, accountants, lenders and advisers acting on its behalf in connection with this Engagement Letter or a Transaction(s) or to Materials that are: (i) otherwise publicly available, or (ii) were previously in the possession or control of the other Party or that were received from a person having the right to disclose such information.


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                                                                   EXHIBIT 10.13

12.  ASSIGNABILITY

This Engagement Letter and all rights and obligations hereunder shall be binding upon and inure to the benefit of each Party's successors and assigns, provided, however, that the rights and obligations of either Party may not be assigned without the prior written consent of the other which shall not be unreasonably withheld or delayed. Wien and Client acknowledge and agree that all rights and obligations of Wien under this Agreement may be assigned by Alan D. Hirsch to a third party that is the employer of Alan D. Hirsch and that is an investment banking firm of capital, reputation and character at least comparable to that of Wien and reasonably acceptable to Client.

13.  AUTHORIZED REPRESENTATIVES

Client has designated J. David Gowdy, its President and CEO, as Client's authorized Representative in connection with the Transaction(s) and the Engagement and Client authorized Mr. Gowdy to designate one or more other Authorized Representatives by written notice to Wien at the address set forth in the letterhead.

Please execute this Engagement Letter in the space provided below and return the original to Wien thereby acknowledging your understanding and acceptance of the terms hereof.

Very truly yours,                            Agreed to and Accepted
                                             This 22nd day of October, 2002

WIEN GROUP, INC.                             FREEDOM OIL & GAS, INC.

By:      /S/ ALAN D. HIRSCH                  By:      /S/ J. DAVID GOWDY
    ------------------------------               ------------------------------
         Alan D. Hirsch,                              J. David Gowdy,
         Executive Vice President                     President & CEO